Exhibit A

Joint Filing Agreement

The undersigned agree that this Schedule 13G, and all amendments thereto, relating to the Class A Ordinary Shares of Aptorum Group Limited shall be filed on behalf of the undersigned.

SCOGGIN INTERNATIONAL FUND LTD.

By: Scoggin Management LP, its Investment Manager

By: Scoggin GP LLC, its General Partner

By: Craig Effron

Name: Craig Effron

Title: Co-Managing Member

SCOGGIN MANAGEMENT LP

By: Scoggin GP LLC, its General Partner

By: Craig Effron

Name: Craig Effron

Title: Co-Managing Member

SCOGGIN GP LLC

By: Craig Effron

Name: Craig Effron

Title: Co-Managing Member

Curtis Schenker

Curtis Schenker

Craig Effron

Craig Effron

Dated: January 10, 2025